LEHMAN BROTHERS

Transaction
Date:	30 May 2008

To:	U.S. Bank National Association, not in its individual capacity, but solely as Trustee on behalf of the Supplemental Interest Trust, Structured Adjustable Rate Mortgage Loan
Trust, Mortgage Pass Through Certificates Series 2008-2
c/o U.S. Bank National Association
1 Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance-SARM 2008-2

From:	Lehman Brothers Special Financing Inc.
Mandy Lee - Confirmations Group
	Facsimile:	(+1) 646-885-9551 (United States of America)
	Telephone:	646-333-9534

Ref. Numbers:	Risk ID: 1947365L / Effort ID: N2113398 / Global Deal ID: 3855375

Subject:	Balance Guaranteed Cap Transaction

Dear Sir or Madam:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers Special Financing Inc. (“Party A”) and U.S. Bank, National Association., solely in its capacity as trustee (the “Trustee”) of Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2008-2, a trust (the “Trust”) formed under the Trust Agreement (defined below) which is governed by the laws of the State of New York (“Party B”) on the Trade Date specified below. This communication constitutes a “Confirmation” as referred to in the Master Agreement specified below.

This Confirmation is subject to and incorporates the terms of the 1992 version of the preprinted multicurrency cross-border form of Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) (the “Master Agreement”), but without regard to any modifications or elections that the parties may be entitled to make pursuant to a Schedule except as provided in the Additional Provisions paragraph herein. All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Transaction to which this Confirmation relates.

This communication incorporates the definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a “Transaction” shall be deemed to be references to a “Transaction Transaction”. Capitalized terms used herein not otherwise defined are given their meaning in the Prospectus Supplement, dated as of 29 May 2008, relating to Structured Asset Securities Corporation., as Depositor, Lehman Brothers Holdings Inc., as Seller, Aurora Loan Services LLC, as Master Servicer, and Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2008-2, as Issuing Entity (the “Prospectus Supplement”).

LEHMAN BROTHERS SPECIAL FINANCING INC.
745 SEVENTH AVENUE, NEW YORK NY 10019

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	28 May 2008

Effective Date:	25 May 2008

Termination Date:	The earlier of (i) the Distribution Date following the
date on which the Principal Balance of the Reference
Asset is reduced to zero, or (ii) 25 April, 2013

Notional Amount:	USD 129,668,000 for the initial Calculation Period
and with respect to each Calculation Period
thereafter, the Principal Balance of the Class A1
Certificates on or about the 25th calendar day of each
month (or, if such day is not a Business Day, the
immediately following Business Day), commencing
in the month of June 2008.

Reference Asset:	Structured Adjustable Rate Mortgage Loan Trust,
Mortgage Pass-Through Certificates, Series 2008-2,
Class A1 (CUSIP: 86365BAA1)

Principal Balance:	As reported on Bloomberg Financial Services, Inc.
(“Bloomberg”) for the Class A1 Certificates from
Structured Adjustable Rate Mortgage Loan Trust,
Mortgage Pass-Through Certificates, Series 2008-2,
by entering Cusip 86365BAA1, <Mtge>, type “pdi4”,
<Go>. If Bloomberg fails to publish the Principal
Balance of the Reference Asset for any Calculation
Period, the Principal Balance of the Reference Asset
shall be determined by the Calculation Agent pursuant
to the Trust Agreement dated as of May 01, 2008,
among the Trustee, Aurora Loan Services LLC., as
Master Servicer, Structured Asset Securities
Corporation, as Depositor (the “Trust Agreement”).

Fixed Amounts:
Fixed Amount Payer:	Party B
Fixed Amount:	By its execution hereof and with effect from the Trade
Date above Party A irrevocably acknowledges receipt
of all agreed consideration from Party B in respect of
this Transaction.

Floating Amounts:
Floating Amount Payer:	Party A

Risk ID: 1947365L / Effort ID: 2113398 / Global Deal ID: 3855375

Floating Rate:	The greater of (i) 0.00% and (ii) USD-LIBOR-BBA
with a Designated Maturity of one month plus 1.75%
minus Net WAC

Provided, however, that, for purposes of this
Confirmation, the definitions of “USD-LIBOR-BBA”
and “USD-LIBOR Reference Banks” in the
Definitions are hereby amended by deleting all
references in such definitions to “two London
Banking Days” and inserting “two New York and
London Banking Days” in lieu thereof.

Floating Amount Payer Period End Dates:	The 25th calendar day of each month, from and
including 25 June, 2008 to and including the
Termination Date, subject to no adjustment.

Early Payment:	1 Business Days preceding each Floating Rate Payer
Period End Date.

Floating Rate Day Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period

Business Days:	New York

Additional Provisions:

1.	The “Cross Default” provisions of Section 5(a)(vi) of the Master Agreement will not apply.
2.	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Master Agreement will not apply.

3.	The “Automatic Early Termination” provisions of Section 6(a) of the Master Agreement will not apply.

4.	“Specified Entity” will not apply to either Party A or Party B.

5.	Payments on Early Termination. For the purposes of Section 6(e) of the Master Agreement, Loss and Second Method will be used.

6.	Representations. Section 3 of the Master Agreement is hereby amended by adding the following additional subsections:

(a)	No Agency. It is entering into this Transaction as principal.

(b)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000.

(c)
No Reliance. In connection with the negotiation, entering into and execution of this Transaction, Party B acknowledges and agrees that: (i) Party A is acting for its own account and not as a fiduciary for, or financial or investment advisor to, Party B (or in any similar capacity) regardless of whether Party A provides Party B with market

Risk ID: 1947365L / Effort ID: 2113398 / Global Deal ID: 3855375

information or its views; (ii) Party B is not relying upon any communications (whether written or oral) from Party A as investment advice or as a recommendation to enter into this Transaction (other than the representations expressly set forth in the Master Agreement), it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction; (iii) Party B has not received from Party A any assurance or guarantee as to the expected results of this Transaction and understands the risks of the Transaction; (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Party A; and (v) Party B has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives.

7.	Netting of Payments. Subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transaction between the parties hereto.

8.
Limitation of Liability: It is expressly understood and agreed by the parties hereto that (a) this Confirmation is executed and delivered by the Trustee, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred upon and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

9.
Non-Petition: Lehman Brothers Special Financing Inc. hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, the Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

10.
Waiver of Trial By Jury. Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this Transaction, and acknowledges that this waiver is a material inducement to the other party’s entering into this Transaction.

Miscellaneous:

Calculation Agent:	Party A

Office:	For the purposes of this Transaction, Party A is not a
Multibranch Party, and the Office of Party B is its
Head Office.

Risk ID: 1947365L / Effort ID: 2113398 / Global Deal ID: 3855375

Transfer:	Notwithstanding Section 7 of the Master Agreement,
Party A may assign its rights and obligations under
this Transaction, in whole and not in part, to any
Affiliate of Lehman Brothers Holdings Inc.
(“Holdings”) effective upon delivery to Party B of the
guarantee by Holdings, in favor of Party B, of the
obligations of such Affiliate.

Governing Law:	The laws of the State of New York (without reference
to choice of law doctrine).

Termination Currency:	USD

Payment Instructions for Party A in USD:

JP Morgan Chase Bank, New York ABA # 021000021
A/C of Lehman Brothers Special Financing Inc. A/C # 066-143543

Payment Instructions for Party B in USD:

U.S. Bank Corporate Trust Service ABA#: 091-000-022 DDA#: 173-103-321-118 Ref:: 123612003 ATTN: SARM 2008-2

Risk ID: 1947365L / Effort ID: 2113398 / Global Deal ID: 3855375

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1) 646-885-9551 (United States of America), Attention: Confirmations Group.

Yours sincerely,	Accepted and agreed to:
Lehman Brothers Special Financing Inc.	U.S. Bank National Association, not in its
individual capacity, but solely as Trustee of
Structured Adjustable Rate Mortgage Loan
Trust, Mortgage Pass-Through Certificates,
Series 2008-2

By: /s/ Anatoly Kozlov
Name: Anatoly Kozlov
Title: Authorized Signatory	By:
Name
Title

Risk ID: 1947365L / Effort ID: 2113398 / Global Deal ID: 3855375